PRELIMINARY COPY

                      SALIVA DIAGNOSTIC SYSTEMS, INC.
                         (A Delaware Corporation)



                         Notice of Special Meeting
                        of Shareholders to be held
                     at 9:00 a.m. on February 20, 1997


To the Shareholders of
SALIVA DIAGNOSTIC SYSTEMS, INC.              Vancouver,
Washington

     NOTICE IS HEREBY GIVEN that a Special Meeting of
Shareholders
(the "Meeting") of SALIVA DIAGNOSTIC SYSTEMS, INC. (the
"Company") will be held on February 20, 1997 at 9:00 a.m. at The Yale Club located at 50 Vanderbilt Avenue, New York, New York
10017 to consider and vote on the following matters described under the corresponding numbers in the attached Proxy Statement:

1. Approval of an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of stock from 25,000,000 to 33,000,000, an increase of 8,000,000 shares, all of which shares shall be Common Stock, par value $.01 per share; and

2.   Such other matters as may properly come before the Meeting.

     The Board of Directors has fixed December 31, 1996 at the close of business, as the record date for the determination of shareholders entitled to vote at the Meeting, and only holders of shares of Common Stock of the Company of record at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

     A complete list of shareholders entitled to vote at the Meeting shall be available for examination by any shareholder, for any purpose germane to the Meeting, during ordinary business hours from January 20, 1997 until the Meeting at the offices of the Company. The list will also be available at the Meeting.

     Whether or not you expect to be present at the Meeting, please fill in, date, sign, and return the enclosed Proxy, which is solicited by management. The Proxy is revocable and will not affect your vote in person in the event you attend the Meeting.

By Order of the Board of Directors


Date:  January 3, 1997

                             PRELIMINARY COPY

                      SALIVA DIAGNOSTIC SYSTEMS, INC.
                           11719 NE 95th Street
                       Vancouver, Washington  98682


                    December 20, 1996

Dear Shareholder:

     Saliva Diagnostic Systems, Inc. is entering an important stagein its history. We have completed development and introduction of a rapid antibody testing platform that is simple, safe andaffordable. We have received regulatory approvals for our HIV tests in England, Russia and Brazil and these tests are pendingapproval in China, India and Thailand. Driven by the effectiveness of new HIV therapies, we are preparing to apply for FDA approval ofour rapid HIV tests in the United States.
Research continues toextend the platform to other diseases. The Company is also expanding production capacity to meet current orders, accepting of course the inherent business risks.

     But while the Company appears to be experiencing a record quarter for orders, there is nevertheless continued pressure on cash resources, which require replenishing.

     Consequently, we would now propose increasing the authorized share capital by eight million shares. A special shareholders' meeting will be held at 9:00 a.m. on Thursday, February 20, 1997 at the Yale Club to vote on the proposal.

     There are compelling reasons to raise the share capital level. These include funding for continued operations and increased manufacturing levels, retention of valuable employees, expansion of the testing platform, covering the costs of FDA clinical trials and ensuring that we continue to meet NASDAQ requirements for capitalization and assets.

     An affirmative vote does not mean that eight million shares will be issued immediately. But it will provide the Company with the flexibility needed to meet new challenges.

     With your consent to this proposal, SDS will be able to advance the remarkable technology it has developed. All of the above reflect the continued growth of the Company and your stock's value, not the reverse.

     We believe in the Company and its products, and would now request you to vote for the accompanying resolution.

                              Yours sincerely,

                              SALIVA DIAGNOSTIC SYSTEMS, INC.

                             PRELIMINARY COPY

                      SALIVA DIAGNOSTIC SYSTEMS, INC.
                           11719 NE 95th Street
                           Vancouver, WA  98682

                                  Proxy Statement

     The enclosed proxy is solicited by the management of Saliva Diagnostic Systems, Inc. (the "Company") in connection with a Special Meeting of Shareholders (the "Meeting") to be held on February 20, 1997 at 9:00 a.m. at The Yale Club, 50 Vanderbilt Avenue, New York, New York 10017 and any adjournment thereof. The Board of Directors has set December 31, 1996 as the record date for the determination of shareholders entitled to vote at the Meeting. A shareholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later proxy with, or delivering other communication to, the Secretary of the Company or by attending the Meeting and voting in person.

     The proxy will be voted in accordance with your directions as to:

     (1) Approval of an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of stock from 25,000,000 to 33,000,000, an increase of 8,000,000 shares, all of which shares shall be Common Stock, par value $.01 per share; and

     (2) Such other matters as may properly come before the Meeting.

     In the absence of direction, a returned proxy will be voted in favor of management's proposals.

     The entire cost of soliciting proxies will be borne by the Company. The costs of solicitation, will include the costs of supplying necessary additional copies of the solicitation materials to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials to such beneficial owners.

     Only shareholders of record of the Company's 22,040,785 shares of Common Stock (the "Common Stock") outstanding at the close of business on December 31, 1996 will be entitled to vote. Each share of Common Stock is entitled to one vote. Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum. The proxy statement, the attached notice of meeting and the enclosed form of proxy are being mailed to shareholders on or about January 2, 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the date of this Proxy Statement based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company who beneficially owns more than five (5%) percent of the outstanding shares of the Common Stock, (ii) by each director of the Company, and (iii) all officers and directors as a group:

                           Number of                  Percentage
                                                           of
Name                       Shares                     Outstanding
and Address of             Beneficially               Shares of
Beneficial Owner           Owned (1)                 Common Stock

Ronald L. Lealos          1,171,921(2)                 5.3%
1477 SE Columbia Way
Vancouver, WA

David Barnes, MD            283,000(3)                 1.2%
11 Sovereign Close
Sovereign Court
London E19 SW England

Kenneth J. McLachlan        500,000(4)                 2.3%
403 Collingwood House
Dolphin Square
London SW1 3NF England

Hans R. Vauthier               __                      *
Steinengraben 28
Ch-4051
Basel, Switzerland

All Officers and Directors  1,954,921                 8.6%
as a Group (4 persons)      (2)(3)(4)
_________________

* Less than 1%.

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof have been exercised.

     Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named below has sole voting and investment power with respect to the shares shown as beneficially owned.

(2) Includes options to purchase 530,000 shares of Common Stock at exercise prices ranging from $1.00 per share to $1.375 per share. Mr. Lealos has agreed not to exercise these options until the Company's Certificate of Incorporation has been amended to increase the number of authorized shares or until the Company has sufficient number of authorized but unissued shares to honor its commitments.

(3) Includes options to purchase 283,000 shares of Common Stock at exercise prices ranging from $1.375 per share to $5.50 per share.

(4) Includes 500,000 shares of Common Stock registered in the name of Reads Trust Company Limited of which Mr. McLachlan is neither the trustee nor the beneficial holder, and he specifically disclaims beneficial ownership. Mr. McLachlan's former wife, adult child and minor child are the current beneficiaries of this trust.

     The Company is unaware of any arrangement, the operation of which, at a subsequent date, may result in a change of control of the Company.


         I.  APPROVAL OF AMENDMENT TO INCREASE AUTHORIZED SHARES
                FROM 25,000,000 SHARES TO 33,000,000 SHARES

     On November 6, 1996, the Board of Directors approved and recommended that the shareholders of the Company approve an amendment to the Company's Certificate of Incorporation providing for the increase in the number of shares which the Company shall have authority to issue, from 25,000,000 shares to 33,000,000 shares, all of which shall be Common Stock, par value $.01 per share.

     At the Annual Meeting of Stockholders of the Company held on July 17, 1996, the stockholders of the Company did not approve a motion to approve an amendment to the Company's Certificate of Incorporation providing for the increase in the number of shares which the Company is authorized to issue up to 40,500,000, of which 40,000,000 was to have been Common Stock, par value $.01 per share and 500,000 was to have been Series Preferred Stock, par value $1.00 per share. The election results consisted of 3,407,768 votes cast for the motion and 2,933,451 votes cast against the motion. The number of votes cast for the motion did not constitute a majority of the issued and outstanding shares of Common Stock represented at the meeting in person or by proxy and entitled to vote. As a result, the motion failed.

     The Company is presently authorized to issue a maximum of 25,000,000 shares of Common Stock. As of December 31, 1996, 22,040,785 shares of Common Stock were issued. The Company has obligations to set aside approximately 3,348,000 shares of Common Stock for the exercise of outstanding warrants, options or other contractual commitments which does not include a three year warrant granted to a licensee of the Company whereby the licensee has the right to purchase up to $1,000,000 of Common Stock at a price equal to 60% of the average of the closing bid and asked prices of the Common Stock during the ten days prior to exercise. The warrant expires in March 1997. Mr. Lealos has agreed not to exercise his options until the Certificate of Incorporation has been amended to provide for an increase in the number of shares authorized or until the Company has sufficient number of authorized but unissued shares to honor its commitments.

     The Company is proposing to amend Article Fourth of the Company's Certificate of Incorporation so that, as amended, Article Fourth shall read as follows:

          The maximum number of shares which the corporation shall have authority to issue is Thirty Three Million (33,000,000), all of which shares shall be common stock ("common stock") having a par value of $.01 per share.

     In order for the shareholders of the Company to approve a motion to approve the aforementioned amendment, holders of a majority of the shares of outstanding Common Stock must vote in favor of this proposal.

     The Company believes that the increase in the authorized number of shares to 33,000,000 will allow the Company (i) to honor its contractual commitments to issue shares as mentioned above, and (ii) grant it greater flexibility in the future if it is presented with an opportunity to raise additional capital.

     The Company is exploring different financing options. It is likely that it will be crucial to issue shares of Common Stock in connection with any financing arrangement the Company may enter into to fund the Company's operations. Failure to vote to approve this motion could likely result in the Company being unable to raise needed funds to continue its development activities.

     Other than upon exercise of presently outstanding options, warrants or other contractual rights referred to above, the Company has no present plans, and is not engaged in negotiations, to issue any additional shares of Common Stock. If shares of Common Stock are issued in the future, for which the approval to authorize an increase in the authorized number of shares of Common Stock to 33,000,000 is solicited pursuant hereto, the Company is not required and presently does not intend to solicit the shareholders of the Company for authorization. In the event any of these shares are issued, the general effect thereof upon the rights of existing holders of Common Stock would be to decrease the earnings and book value per share of Common Stock, unless the Company's earnings and book value increased sufficiently to offset the effect of these additional outstanding shares of Common Stock.



     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE TO
APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF
INCORPORATION PROVIDING FOR THE INCREASE IN THE NUMBER OF SHARES
OF COMMON STOCK WHICH THE COMPANY IS AUTHORIZED TO ISSUE UP TO
33,000,000.


Financial Statements

     The Company incorporates by reference its financial statements filed on Form 10-KSB for its fiscal year ended
December 31, 1995, which were contained in the Company's Annual
Report distributed to its shareholders in June 1996, and its most recent Form 10-QSB for its quarter ended September 30, 1996, a copy of which is enclosed herewith.

                             2.  OTHER MATTERS

     The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment.


Dated: January 3, 1997             By Order of the Board of
                                         Directors

                             PRELIMINARY COPY

                                   PROXY

                      SALIVA DIAGNOSTIC SYSTEMS, INC.
                           11719 NE 95TH Street
                       Vancouver, Washington  98682


     This Proxy is solicited on behalf of the Board of Directors.

     The undersigned, revoking all proxies, hereby appoints Kenneth J. McLachlan and David Barnes, and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of Saliva Diagnostic Systems, Inc. (the "Company") which the undersigned would be entitled to vote if present at the Special Meeting of Shareholders of the Company to be held on February 20, 1997, at 9:00 a.m. at The Yale Club located at 50 Vanderbilt Avenue, New York, New York 10017, and any adjournments thereof, upon the matters set forth in the Notice of Special Meeting.

     The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement.


     1. APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SAHRES OF STOCK FROM 25,000,000 TO 33,000,000, AN INCREASE OF 8,000,000
SHARES, ALL OF WHICH SHARES SHALL BE COMMON STOCK, PAR VALUE $.01
PER SHARE.


          FOR                                AGAINST


     2.  IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY
PROPERLY COME BEFORE THE MEETING.


          FOR                                AGAINST




     PLEASE SIGN BELOW AND RETURN THIS PROXY
     PROMPTLY IN THE ENCLOSED ENVELOPE.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted FOR proposals 1 and 2.


DATED:



(Signature)



(Signature, if held jointly)


Where stock is registered in the
names of two or more persons ALL
should sign.  Signature(s) should
correspond exactly with the name(s)
as shown above.  Please sign, date
and return promptly in the enclosed
envelope.  No postage need be affixed
if mailed in the United States.







saliva\pxystate.197